UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 9, 2020

AquaBounty Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36426	04-3156167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Mill & Main Place, Suite 395, Maynard, Massachusetts
(Address of principal executive offices)
01754
(Zip Code)

978-648-6000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	AQB	The NASDAQ Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company     ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01. Other Events.
On December 9, 2020, AquaBounty Technologies, Inc. (the “Company”) issued a press release providing an update on the Company’s operations, including the selection of Innovasea as the Recirculating Aquaculture Systems (“RAS”) technology provider for its planned 10,000 metric ton farm (“Farm 3”) and an increase in its previously disclosed estimated capital expenditures from a range of $75 million to $100 million to a range of $140 to $175 million. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
The following statements contained in the press release attached hereto as Exhibit 99.1, as well as the following additional risk factor, are hereby incorporated herein and shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934:
•[T]he Company now expects the total build cost for Farm 3 will be in the range of $140 to $175 million.”
•“The Company continues to expect construction to begin in 2021 and anticipates the farm will be ready to commence commercial production in 2023.”
•The funding, construction and operation of our future facilities involve significant risks.
We have limited experience constructing recirculating aquaculture system fish farms and doing so is a complex and lengthy undertaking that requires sophisticated, multi-disciplinary planning and precise execution. The funding, construction and operation of facilities are subject to a number of risks, any of which could prevent us from executing on our strategy. In particular, the build costs associated with future facilities, including our planned 10,000 metric ton farm (“Farm 3”) may materially exceed budgeted amounts, which could adversely affect our results of operations and financial condition. Based on advanced discussions with both its technology provider and engineering firm, the Company now expects the total build cost for Farm 3 will be in the range of $140 to $175 million. The Company continues to expect construction to begin in 2021 and anticipates the farm will be ready to commence commercial production in 2023.
However, we are in the early stages of facility design and we may suffer delays or cost overruns, which may be significant, as a result of a variety of factors, such as labor and material shortages, defects in materials and workmanship, adverse weather conditions, transportation constraints, construction change orders, site or design changes, labor issues, governmental approvals and other unforeseen difficulties, any of which could delay or prevent the completion of our planned facility during the time frame we anticipate or at all. If we are unable to address these risks in a satisfactory and timely manner, we may not be able to implement our expansion strategy as planned or at all. Even if we successfully fund, construct and design our planned Farm 3, there is no guarantee that this facility will produce at full capacity, and even if we do meet these goals, we may encounter operational challenges for which we are unable to devise a workable solution or which may result in additional costs.
Except as expressly set forth in Item 8.01, the information included in this Current Report on Form 8-K pursuant to Item 2.02, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such filing.
Item 9.01  Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by AquaBounty Technologies, Inc. on December 9, 2020, furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AquaBounty Technologies, Inc.
(Registrant)
December 9, 2020	/s/ David A. Frank
David A. Frank
Chief Financial Officer